UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008

FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 443-6500

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective September 12, 2008, Flowserve Corporation, a New York corporation (the “Company”), Flowserve B.V. and certain other foreign subsidiaries of the Company entered into a First Amendment to Letter of Credit Agreement (the “Amendment”) with ABN AMRO Bank N.V., as an issuing bank and the administrative agent, Calyon and Deutsche Bank AG New York Branch (collectively, the “lenders”), which renewed and modified certain terms of the Letter of Credit Agreement by and among the parties dated September 14, 2007 (the “Agreement”).

Pursuant to the terms of the Amendment, the lenders committed for an additional one-year period to issue letters of credit to the Company and its subsidiaries in an aggregate face amount not to exceed €150,000,000 at any time, and increased the total commitments under the Agreement from €80,000,000 to €110,000,000.

The Company will continue to pay certain fees for letters of credit written against the facility and fees for unused commitment that vary, in each case, based upon the Company’s ratio of total debt to consolidated EBITDA. Under the terms of the Amendment, the two fee percentages increased by 0.50% — 0.75% and 0.175% — 0.225%, respectively; however, the foregoing fee percentages are each eligible for a 0.125% reduction on and after any date that the Company receives a Corporate Family Rating from Moody’s of Ba1 and a Corporate Credit Rating from S&P of BB+. As of September 12, 2008 and giving effect to the Amendment, the letter of credit fee and unused commitment fee were 0.875% and 0.30%, respectively.

The Company will continue to guarantee any and all obligations and liabilities of its subsidiaries and itself under the terms of the Amendment for any issued letter of credit or related disbursement by a lender.

The above discussion of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Letter of Credit Agreement, dated as of September 11, 2008 among Flowserve Corporation, Flowserve B.V. and other subsidiaries of the Company party thereto, ABN AMRO Bank, N.V., as Administrative Agent and an Issuing Bank, and the other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: September 16, 2008	By:	/s/ Ronald F. Shuff

Ronald F. Shuff Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Letter of Credit Agreement, dated as of September 11, 2008 among Flowserve Corporation, Flowserve B.V. and other subsidiaries of the Company party thereto, ABN AMRO Bank, N.V., as Administrative Agent and an Issuing Bank, and the other financial institutions party thereto.